UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2015

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

COLORADO	1-12551	84-1250533
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 FIRST STAMFORD PLACE
STAMFORD, CT		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 595−3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Section 2 Financial Information

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2015, Cenveo Corporation (“Cenveo Corp”), a wholly-owned subsidiary of Cenveo, Inc. (the “Company”), and certain of the Company’s other subsidiaries (together with Cenveo Corp, the “Sellers”) entered into a Stock and Membership Interest Purchase Agreement, dated as of such date (the “Purchase Agreement”), with WestRock Converting Company (the “Buyer”) providing for the sale to the Buyer of membership interests and shares of capital stock of the entities comprising the Company’s folded carton and shrink sleeve packaging businesses along with its one top-sheet lithographic print operation. Under the terms of the Purchase Agreement, the Buyer will acquire such membership interests and shares for approximately $105 million in cash, subject to certain adjustments set forth in the Purchase Agreement.

The Purchase Agreement contains certain representations, warranties and covenants, including certain non-solicitation and non-competition covenants by the Company and its affiliates, including the Sellers, for a period of four years beginning on the closing date. The Sellers and Buyer have each agreed to indemnify the other from and against, among other things, various losses that may be incurred as a result of any inaccuracy in, or breach of, representations or warranties under the Purchase Agreement, subject to limitations set forth therein. The Purchase Agreement may be terminated by the Sellers or Buyer under certain circumstances. Consummation of the transaction is subject to certain conditions, including regulatory approval. Assuming the satisfaction of conditions specified in the Purchase Agreement, the Company expects the transaction to close in early 2016.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Purchase Agreement rather than establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement when filed will be filed to provide information regarding its terms and not to provide factual information regarding the Sellers or their respective businesses as of the date of the Purchase Agreement or as of any other date.

On December 10, 2015, the Company announced information regarding the foregoing matters in a press release, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit
Number        Description

99.1        Press release of Cenveo, Inc. dated December 11, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2015

CENVEO, INC.

By:    /s/ Scott J. Goodwin
Scott J. Goodwin
Chief Financial Officer